Exhibit 99.1

UNDER ARMOUR UPSIZES AND PRICES PRIVATE OFFERING OF $440 MILLION

IN CONVERTIBLE SENIOR NOTES DUE 2024

BALTIMORE, May 22, 2020 – Under Armour, Inc. (NYSE: UA, UAA) today announced that it has priced $440 million aggregate principal amount of its 1.50% convertible senior notes due 2024 (the “notes”), which represents an increase of $40 million from the offering size previously announced. The notes are being sold in a private offering to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Under Armour has also granted the initial purchasers of the notes an option to purchase, within a thirteen day period beginning on, and including, the first date on which the notes are issued, up to an additional $60 million aggregate principal amount of the notes. The sale of the notes is expected to close on May 27, 2020, subject to customary closing conditions.

The notes will be senior, unsecured obligations of Under Armour, bearing interest at a rate of 1.50% per annum, payable semiannually in arrears. The notes will mature on June 1, 2024 unless they are redeemed, repurchased or converted prior to such date. Prior to January 1, 2024, the notes will be convertible at the option of holders only during certain periods and upon satisfaction of certain conditions. On or after January 1, 2024, the notes will be convertible at the option of the holders at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. Upon conversion, the notes may be settled in shares of Under Armour Class C common stock, cash or a combination thereof, at Under Armour’s election.

Under Armour may redeem all or any portion of the notes, at its option, on or after December 6, 2022, at a cash redemption price equal to 100% of the principal amount of the notes to be redeemed, plus any accrued and unpaid interest to, but excluding the redemption date, if the last reported sale price of Under Armour Class C common stock has been at least 130% of the conversion price then in effect for a specified period of time ending on, and including, the trading day immediately before the date the notice of redemption is sent.

Holders of notes may require Under Armour to repurchase their notes upon the occurrence of certain events that constitute a fundamental change under the indenture governing the notes at 100% of their principal amount, plus any accrued and unpaid interest to, but excluding, the date of repurchase. In connection with certain corporate events or if Under Armour calls any note for redemption, it will, under certain circumstances, be required to increase the conversion rate for holders who elect to convert their notes in connection with such corporate event or notice of redemption.

The notes will have an initial conversion rate of 101.8589 shares of Class C common stock per $1,000 principal amount of notes, which will be subject to customary anti-dilution adjustments in certain circumstances. This represents an initial conversion price of approximately $9.82 per share, which represents a premium of approximately 27.5% to the $7.70 last reported share price of Under Armour Class C common stock on the New York Stock Exchange on May 21, 2020.

Under Armour estimates that the net proceeds from the offering will be approximately $429.1 million (or approximately $487.8 million if the initial purchasers exercise their option to purchase additional notes in full) after deducting the initial purchasers’ discount and estimated offering expenses payable by Under Armour. Under Armour intends to use approximately $42.1 million (or approximately $47.9 million if the initial purchasers exercise their option to purchase additional notes in full) of the net proceeds from the offering of the notes to pay the cost of the capped call transactions described below. Under Armour intends to use the remaining net proceeds from the offering to repay indebtedness outstanding under its revolving credit facility and pay related fees and expenses.

In connection with the pricing of the notes, Under Armour has entered into privately negotiated capped call transactions with certain of the initial purchasers of the notes and/or their respective affiliates (the “capped call counterparties”). The capped call transactions are expected generally to reduce potential dilution to Under Armour Class C common stock upon conversion of the notes and/or offset the potential cash payments that Under Armour could be required to make in excess of the principal amount of any converted notes upon conversion thereof, with such reduction and/or offset subject to a cap based on the cap price. The cap price of the capped call transaction is initially $13.4750 per share of Under Armour Class C common stock, representing a premium of 75% above the last reported sale price of $7.70 per share of Under Armour Class C common stock on May 21, 2020, and is subject to certain adjustments under the terms of the capped call transactions. If the initial purchasers exercise their option to purchase additional notes, Under Armour expects to enter into additional capped call transactions with the capped call counterparties that are expected generally to offset potential dilution and/or potential cash payments relating to additional notes issued upon exercise of the option to purchase additional notes.

In connection with establishing their initial hedges of the capped call transactions, the capped call counterparties have advised Under Armour that they and/or their respective affiliates expect to enter into various derivative transactions with respect to Under Armour Class C common stock and/or purchase Under Armour Class C common stock concurrently with, or shortly after, the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of Under Armour Class C common stock or the notes at that time.

In addition, the capped call counterparties and/or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Under Armour Class C common stock and/or purchasing or selling Under Armour Class C common stock, the notes or other of Under Armour’s securities or instruments (if any) in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so during any observation period related to a conversion of a note). This activity could affect the market price of Under Armour Class C common stock or the notes, which could affect noteholders’ ability to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the amount and value of the consideration that noteholders will receive upon conversion of such notes.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities (including the shares of Under Armour Class C common stock, if any, into which the notes are convertible) and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. Any offers of the notes (and the shares of Under Armour Class C common stock, if any, into which the notes are convertible) will be made only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A promulgated under the Securities Act, by means of a private offering memorandum.

The offer and sale of the notes and any shares of Under Armour Class C common stock issuable upon conversion of the notes have not been registered under the Securities Act, or any state securities laws, and the notes and any such shares may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

About Under Armour, Inc.

Under Armour, Inc., headquartered in Baltimore, Maryland, is a leading inventor, marketer and distributor of branded athletic performance apparel, footwear and accessories. Powered by one of the world’s largest digitally connected fitness and wellness communities, Under Armour’s innovative products and experiences are designed to help advance human performance, making all athletes better.

Forward-Looking Statements

Some of the statements contained in this press release constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, such as statements regarding Under Armour’s expectations related to the offering discussed in this press release. In many cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “assumes,” “anticipates,” “believes,” “estimates,” “predicts,” “outlook,” “potential” or the negative of these terms or other comparable terminology. The forward-looking statements contained in this press release reflect Under Armour’s current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause events or Under Armour’s actual activities or results to differ significantly from those expressed in any forward-looking statement. Although Under Armour believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future events, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. Under Armour discusses many of these risks in greater detail under the heading “Risk Factors” in the quarterly and annual reports that Under Armour files with the Securities and Exchange Commission (SEC). The forward-looking statements contained in this press release reflect Under Armour’s views and assumptions only as of the date of this press release. Under Armour undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

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Under Armour Contacts:

Lance Allega	Blake Simpson
SVP, Investor Relations & Corp. Development	SVP, Global Communications, PR & Events
(410) 246-6810	(443) 630-9959

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